UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2024

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Ave., New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 461-1276

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Background

As previously disclosed, on April 13, 2018, a purported shareholder of Steel Connect, Inc. (the “Company”), Donald Reith (the “Plaintiff”), filed a verified complaint, Reith v. Lichtenstein, et al., 2018-277 (Del. Ch.) in the Delaware Court of Chancery (the “Reith litigation”). The complaint alleges class and derivative claims for breach of fiduciary duty and/or aiding and abetting breach of fiduciary duty and unjust enrichment against certain current and former directors of the Company, Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jack L. Howard, Jeffrey J. Fenton, Philip E. Lengyel and Jeffrey S. Wald; and stockholders Steel Partners Holdings, L.P. and several of its affiliated companies in connection with the acquisition of $35.0 million of the Series C Convertible Preferred Stock by SPH Group Holdings LLC and equity grants made to Messrs. Lichtenstein, Howard and Fejes on December 15, 2017. The Company is named as a nominal defendant.

Prior Settlement

As previously disclosed, on August 13, 2021, the Company, together with certain of its current and former directors, Warren Lichtenstein, Glen Kassan, William Fejes, Jr., Jack Howard, Jeffrey Fenton and Jeffrey Wald, as well as other named defendants, entered into a memorandum of understanding (the “Original MOU”) with the Plaintiff contemplating the settlement of the Reith litigation (the “Original Settlement”). The parties filed a definitive stipulation of settlement incorporating the terms of the Original MOU in the Delaware Court of Chancery (the “Court”) on February 18, 2022. On September 23, 2022, the Court declined to approve the Original Settlement. On September 12, 2023, the Court scheduled the Reith litigation for a trial in September 2024.

Settlement

On April 8, 2024, the Company, the other defendants and the Plaintiff entered into a new memorandum of understanding (the “New MOU”) contemplating the settlement of the Reith litigation (the “2024 Settlement”). If the 2024 Settlement is approved by the Court, (i) the defendants shall cause their insurers to make a cash payment of $6,000,000 to the Company and, after deducting any Court-approved award of attorneys’ fees to Plaintiffs’ counsel and certain litigation expenses, the Company shall distribute the balance of the cash payment, by way of a special divided or other distribution, to the holders of the Company’s common stock pursuant to the allocation provisions set forth in the previously disclosed Stockholders Agreement dated April 20, 2023 by and among the Company, Steel Partners Holdings L.P., and other stockholders signatory thereto (the “Stockholders’ Agreement”) as amended by the 2024 Settlement; (ii) the Company will adopt certain amendments to the Stockholders’ Agreement; and (iii) the Company will adopt certain corporate governance policies and practices, including a formal review process for compensation clawbacks, enhancing the process for granting equity awards and keeping records of equity awards granted under the Company’s stock plans, further enhancing board committee independence, and reducing the materiality threshold for review of related party transactions under the Stockholders Agreement, in exchange for which all parties will be released from all claims in the Reith litigation. The New MOU provides that, within 45 days of its execution, the parties will file a definitive stipulation of settlement containing customary and necessary terms, and a joint request for the Court to enter a scheduling order that, among other things, sets the date for a hearing to approve the 2024 Settlement.

The 2024 Settlement requires Court approval, and there can be no assurances that such approval will be granted.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The Company uses words and phrases such as “an agreement,” “subject to,” “would,” “expects,” “provides” and similar expressions to identify forward-looking statements in this report, including forward-looking statements regarding the Company’s ability to settle all claims relating to the Reith litigation. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as the ability to secure final approval from the Court and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, and future filings and reports by the Company. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024	STEEL CONNECT, INC.

	By:	/s/ Ryan O’Herrin
	Name:	Ryan O’Herrin
	Title:	Chief Financial Officer

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